Exhibit 99.1

             Potlatch Reports Lower Third Quarter Results

    SPOKANE, Wash.--(BUSINESS WIRE)--Oct. 18, 2005--Potlatch Corporation (NYSE:PCH) today reported lower earnings for the third quarter of 2005, compared to earnings from continuing operations for the third quarter of 2004, due to lower operating results for its Resource, Wood Products and Pulp and Paperboard operating segments. Results for the 2005 third quarter were negatively affected by the high cost of energy, exacerbated by petroleum and natural gas supply curtailments in the wake of recent Gulf Coast hurricanes.
    The company reported earnings of $10.5 million, or $.36 per diluted common share, for the third quarter of 2005, compared to third quarter 2004 earnings from continuing operations of $24.2 million, or $.81 per diluted common share. Including discontinued operations, the company reported net earnings for 2004's third quarter of $209.8 million, or $7.05 per diluted common share. Discontinued operations in 2004 consisted of three oriented strand board mills in Minnesota, which the company sold in September 2004 for a pre-tax gain of approximately $269.5 million. Net sales from continuing operations for the third quarter of 2005 were $404.7 million, compared to net sales from continuing operations of $370.1 million recorded in the third quarter of 2004.
    Net earnings from continuing operations for the first nine months of 2005 totaled $22.5 million, or $.77 per diluted common share, versus net earnings from continuing operations for the first nine months of 2004 of $25.0 million, or $.85 per diluted common share. Including discontinued operations, net earnings for the first nine months of 2004 totaled $281.2 million, or $9.51 per diluted common share. Net sales from continuing operations for the first nine months of 2005 were $1,108.5 million, compared with net sales from continuing operations of $1,029.9 million for the first nine months of 2004.
    The Resource segment reported operating income of $25.9 million for the third quarter of 2005, compared to $30.2 million earned in the third quarter of 2004. Lower land sales revenue, which totaled $6.9 million in the third quarter of 2005 versus $12.0 million in the 2004's third quarter, was largely responsible for the decreased income. Land sales revenue for the 2004 quarter included $4.1 million received from the sale of conservation easements on portions of the company's Idaho timberlands. Higher sales prices for logs partially offset the lower land sales revenue.
    Operating income for the Wood Products segment was $6.1 million for the third quarter of 2005, compared to income of $26.4 million recorded in the third quarter of 2004. "The significantly lower earnings were primarily due to lower selling prices for our lumber and panel products," noted L. Pendleton Siegel, Potlatch chairman and chief executive officer
    The Pulp and Paperboard segment reported operating income of $0.2 million for 2005's third quarter, versus operating income of $12.2 million for the third quarter of 2004. "Results for the segment were lower due largely to higher energy and chemical costs and lower pulp selling prices," Siegel said. "These negative comparisons were partially offset by higher paperboard selling prices and increased pulp shipments to external customers," he added. Operating income for the third quarter of 2004 included a $3.0 million payment received from the bankruptcy liquidation of Beloit Corporation.
    For the third quarter of 2005, the Consumer Products segment reported operating income of $2.2 million, compared to an operating loss of $5.0 million for 2004's third quarter. "Higher selling prices and increased shipments for our consumer tissue products, combined with lower per ton costs due to increased production, were largely responsible for the improved operating results," Siegel noted. "These favorable comparisons more than offset higher packaging and energy costs," he remarked.
    Interest expense for the third quarter of 2005 totaled $7.2 million, significantly lower than the $12.5 million charged against results for the third quarter of 2004. The reduction in interest expense was the result of the repayment of approximately $282 million in debt during the fourth quarter of 2004, using a portion of the proceeds from the sale of our oriented strand board mills.
    Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho and Minnesota.
    This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management's best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company's actual results could differ materially from those expressed or implied by forward-looking statements. The company disclaims any intent or obligation to update these forward-looking statements.


Potlatch Corporation and Consolidated Subsidiaries
Statements of Operations and Comprehensive Income
Unaudited (Dollars in thousands - except per-share amounts)



                               Quarter Ended        Nine Months Ended
                                September 30           September 30
                              2005       2004        2005        2004

----------------------------------------------------------------------
Net sales                 $404,662   $370,100  $1,108,505  $1,029,874
----------------------------------------------------------------------
Costs and expenses:
 Depreciation, amortization
  and cost of fee timber
  harvested                 23,449     22,465      64,151      66,796
 Materials, labor and
  other operating
  expenses                 338,077    275,564     925,445     821,738
 Selling, general and
  administrative expenses   19,585     20,668      62,745      63,654
 Restructuring charge            -          -           -       1,193
----------------------------------------------------------------------
                           381,111    318,697   1,052,341     953,381
----------------------------------------------------------------------
Earnings from operations    23,551     51,403      56,164      76,493

Interest expense            (7,236)   (12,484)    (21,722)    (36,822)
Interest income                514      1,078       1,827       1,697
----------------------------------------------------------------------
Earnings before taxes       16,829     39,997      36,269      41,368
Provision for taxes          6,298     15,798      13,782      16,340
----------------------------------------------------------------------
Earnings from continuing
 operations                 10,531     24,199      22,487      25,028

Discontinued operations:
 Earnings from discontinued
  operations (including gain on
  disposal of $-, $269,544, $-
  and $269,544)                  -    306,857           -     423,480
 Income tax provision            -    121,209           -     167,275
----------------------------------------------------------------------
                                 -    185,648           -     256,205
----------------------------------------------------------------------
Net earnings                10,531    209,847      22,487     281,233
----------------------------------------------------------------------
Other comprehensive loss, net of tax:
 Cash flow hedges:
  Net derivative losses,
   net of income tax benefit
   of $-, $-, $- and $44         -          -           -         (68)
----------------------------------------------------------------------
Comprehensive income      $ 10,531   $209,847  $   22,487  $  281,165
======================================================================
Earnings per common share
 from continuing
 operations:
   Basic                  $    .36   $    .82  $      .77  $      .85
   Diluted                     .36        .81         .77         .85
Earnings per common share
 from discontinued
 operations:
   Basic                         -       6.26           -        8.70
   Diluted                       -       6.24           -        8.66
Net earnings per common
 share:
   Basic                       .36       7.08         .77        9.55
   Diluted                     .36       7.05         .77        9.51
Average shares outstanding
 (in thousands):
   Basic                    29,179     29,638      29,055      29,460
   Diluted                  29,401     29,769      29,238      29,570
---------------------------------------------------------------------


Potlatch Corporation and Consolidated Subsidiaries
Condensed Balance Sheets
2005 amounts unaudited (Dollars in thousands - except per-share amounts)


                                    September 30,      December 31,
                                        2005                2004
---------------------------------------------------------------------
Assets
Current assets:
  Cash and short-term investments   $     63,066      $    120,621
  Receivables, net                       115,024           103,474
  Inventories                            201,533           167,015
  Prepaid expenses                        15,978            16,260
---------------------------------------------------------------------
    Total current assets                 395,601           407,370
Land other than timberlands                8,559             8,351
Plant and equipment, at cost less
 accumulated depreciation                595,665           567,471
Timber, timberlands and related
 logging facilities                      405,033           401,078
Other assets                             223,159           210,402
---------------------------------------------------------------------

                                    $  1,628,017      $  1,594,672
=====================================================================
Liabilities and Stockholders' Equity
Current liabilities:
  Current installments on long-term
   debt                             $      2,357      $      1,107
  Accounts payable and accrued
   liabilities                           156,565           151,198
---------------------------------------------------------------------
    Total current liabilities            158,922           152,305
Long-term debt                           333,087           335,415
Other long-term obligations              243,344           234,311
Deferred taxes                           201,252           201,252
Stockholders' equity                     691,412           671,389
---------------------------------------------------------------------

                                    $  1,628,017      $  1,594,672
=====================================================================

Stockholders' equity per common
 share                              $      23.68      $      23.22
Working capital                     $    236,679      $    255,065
Current ratio                              2.5:1             2.7:1
---------------------------------------------------------------------


Highlights
Unaudited (Dollars in thousands - except per-share amounts)

                              Quarter Ended        Nine Months Ended
                              September 30           September 30
                              2005      2004        2005        2004
--------------------------------------------------------------------
Net sales                 $404,662  $370,100  $1,108,505  $1,029,874

Earnings from continuing
 operations                 10,531    24,199      22,487      25,028
Net earnings                10,531   209,847      22,487     281,233
Earnings per common share
 from continuing
 operations:
    Basic                 $    .36  $    .82  $      .77  $      .85
    Diluted                    .36       .81         .77         .85
Earnings per common share
 from discontinued
 operations:
    Basic                        -      6.26           -        8.70
    Diluted                      -      6.24           -        8.66
Net earnings per common
 share:
    Basic                      .36      7.08         .77        9.55
    Diluted                    .36      7.05         .77        9.51
Dividends per common
 share (1)
 (annual rate)                 .60      3.10         .60        3.10
====================================================================
(1) Cash dividends for 2004 included a special dividend of $2.50 per common share.

Segment Information
(Dollars in thousands)

                              Quarter Ended       Nine Months Ended
                              September 30          September 30
                              2005      2004       2005        2004
------------------------- ----------------------------- ------------
Net sales
 Resource                 $ 97,132  $ 93,039  $  217,081  $  199,613
 Wood products             130,241   124,852     367,972     352,325
 Pulp and paperboard       151,483   142,203     418,680     401,137
 Consumer products          95,541    82,354     281,203     239,467
--------------------------------------------------------------------
                           474,397   442,448   1,284,936   1,192,542
Intersegment sales         (69,735)  (72,348)   (176,431)   (162,668)
--------------------------------------------------------------------

Total net sales           $404,662  $370,100  $1,108,505  $1,029,874
====================================================================

Operating income (loss)
 Resource                 $ 25,937  $ 30,206  $   50,769  $   49,015
 Wood products               6,131    26,352      28,908      61,975
 Pulp and paperboard           240    12,212       3,374      10,323
 Consumer products           2,230    (4,977)      3,805     (10,032)
 Eliminations               (1,505)   (2,299)        626        (195)
--------------------------------------------------------------------
                            33,033    61,494      87,482     111,086
Corporate                  (16,204)  (21,497)    (51,213)    (69,718)
--------------------------------------------------------------------
Earnings from continuing
 operations before taxes  $ 16,829  $ 39,997  $   36,269  $   41,368
====================================================================



    CONTACT: Potlatch Corporation
             Media:
             Michael D. Sullivan, 509-835-1516 (Work) cell: 509-951-3405
             or
             Investors:
             Douglas D. Spedden, 509-835-1549